EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Leisure Concepts, Inc. on Form S-8 of our report dated March 20, 1995, appearing in the Annual Report on Form 10-K of Leisure Concepts, Inc. for the year ended December 31, 1994.





Deloitte & Touche LLP
New York, New York
April 7, 1995